Exhibit 99.1
Cover-All Technologies Inc. Reports Second
Quarter 2008 Operating Results

Revenues Up 42%, Net Income Up 514% Year to Date

FAIRFIELD, NEW JERSEY (August 7, 2008) – Cover-All Technologies Inc. (OTC Bulletin Board: COVR.OB), a Delaware corporation (“Cover-All” or the “Company”), today announced results of operations for the six months and quarter ended June 30, 2008.

Total revenues for the six months ended June 30, 2008 increased 42% to $5,507,000 as compared to $3,870,000 in the same period in 2007.  Net income for the six months ended June 30, 2008 increased 514% to $872,000, or $0.04 per share, compared to $142,000, or $0.01 per share, in the same period in 2007.

Total revenues for the three months ended June 30, 2008 increased 29% to $2,510,000 as compared to $1,939,000 in the same period in 2007.  Net income for the three months ended June 30, 2008 increased to $292,000, or $0.01 per share, compared to $3,000, or $0.00 per share, in the same quarter of 2007.

Shareholder equity has increased 66% to $3,801,000 as of June 30, 2008 compared to $2,285,000 as of December 31, 2007.

John Roblin, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, stated: “We are pleased with our second quarter 2008 financial results, our seventh consecutive profitable quarter.  These financial results reflect the continued adoption by new and existing customers of our My Insurance Center™ platform and expansion of our development bandwidth through improved productivity, outsourcing, new hires, and advanced technology in order to handle our growth.

“Our results reflect the continuing strong demand for our products and services.  Profits are up considerably both for the second quarter and for the first six months of 2008 on strong revenue growth.  Services revenues (consisting of maintenance, professional services and ASP revenues in the aggregate), representing almost 85% of total revenues, were up more than 40% in the three months ended June 30, 2008 compared to the same period in 2007.

“Our balance sheet is strong and continues to show growth in assets and shareholder equity. As of June 30, 2008, we do not have any outstanding debt on our balance sheet and we are generating significant cash to meet our current and future needs from operations.

“We continue to expect significant growth and profitability in the last six months of 2008 as evidenced by our recent new customer announcement.  In addition, the on-going development in 2008 of new My Insurance Center™ components and services enables us to expand our inventory of offerings available to existing and prospective customers.  We are excited and committed to build upon our record profits in 2007 with an even better year in 2008.”

Updated Business Outlook

Based upon our current business forecast, we expect to report diluted earnings per share in the range of $0.08 to $0.10 for the year ending December 31, 2008 compared to diluted earnings per share of $0.05 for the year ended December 31, 2007.

This projection is based on the Company's current business forecast as of the date of this press release and may be subject to risks and uncertainties (see the "Forward-Looking Statements" heading below) which could therefore cause actual results to differ from those projected above.

Conference Call Information

The Company has scheduled a conference call for 1:00 p.m. EDT on Friday, August 8, 2008, at which time it will review results for the quarter ended June 30, 2008.

Teleconference Information: To participate in the Friday teleconference, dial 877-669-3047 (domestic) and 706-634-1767 (international).  The conference ID # is 59160714.

About Cover-All Technologies Inc.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry – first to deliver PC-based commercial insurance rating and policy issuance software.  Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at www.cover-all.com.

Cover-All®, My Insurance Center™ (MIC) and Insurance Policy Database™ (IPD) are trademarks or registered trademarks of Cover-All Technologies Inc.  All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Forward-looking Statements

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results.  Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control.  Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 28, 2008, copies of which are available from the SEC or may be obtained upon request from the Company.

For information on Cover-All, contact:
Ann Massey
Chief Financial Officer
973/461-5190
amassey@cover-all.com

The following is a summary of operating highlights for the three and six months ended June 30, 2008 and 2007 and the consolidated balance sheet as of June 30, 2008 and December 31, 2007:

Cover-All Technologies Inc. and Subsidiaries
Operating Highlights

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Revenues:
Licenses	$171,000	$291,000	$869,000	$495,000
Maintenance	959,000	818,000	1,948,000	1,644,000
Professional Services	829,000	445,000	1,684,000	962,000
Application Service Provider Services	552,000	385,000	1,006,000	769,000

Total Revenues	2,510,000	1,939,000	5,507,000	3,870,000

Costs and Expenses:
Cost of Sales	1,483,000	1,362,000	2,906,000	2,638,000
Research and Development	167,000	94,000	382,000	184,000
Sales and Marketing	157,000	181,000	391,000	291,000
General and Administrative	417,000	294,000	973,000	572,000
Other Expense (Income), Net	(8,000)	—	(27,000)	—
Interest Expense, Net	3,000	6,000	9,000	43,000

Total Costs and Expenses	2,218,000	1,936,000	4,635,000	3,728,000

Income Before Income Taxes	$292,000	$3,000	$872,000	$142,000

Income Tax Expense	—	—	—	—

Net Income	$292,000	$3,000	$872,000	$142,000

Basic Earnings Per Common Share	$0.01	$0.00	$0.04	$0.01

Diluted Earnings Per Common Share	$0.01	$0.00	$0.04	$0.01

Note: Numbers may not sum due to rounding.

Cover-All Technologies Inc. and Subsidiaries
Consolidated Balance Sheet
	June 30, 2008	December 31, 2007
	(unaudited)
Assets:
Current Assets:
Cash and Cash Equivalents	$1,770,000	$11,000
Accounts Receivable - Net	1,816,000	3,673,000
Prepaid Expenses	346,000	293,000
Total Current Assets	3,932,000	3,977,000
Property and Equipment - At Cost:
Furniture, Fixtures and Equipment	609,000	467,000
Less: Accumulated Depreciation	(260,000)	(297,000)
Property and Equipment - Net	349,000	170,000
Capitalized Software - Net	1,669,000	1,581,000
Deferred Financing Costs - Net	0	26,000
Other Assets	110,000	110,000
Total Assets	$6,060,000	$5,864,000
Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts Payable	$131,000	$579,000
Accrued Liabilities	536,000	1,080,000
Deferred Charges	23,000	22,000
Convertible Debentures	0	197,000
Convertible Debentures - Related Party	0	66,000
Unearned Revenue	1,435,000	1,488,000
Total Current Liabilities	2,124,000	3,432,000
Long-Term Liabilities:
Deferred Charges	135,000	147,000
Total Long-Term Liabilities	135,000	147,000
Commitments and Contingencies	__	__
Stockholders’ Equity
Common Stock	243,000	232,000
Paid In Capital	28,706,000	28,073,000
Retained Earnings	(25,148,000)	(26,020,000)
Total Stockholders’ Equity	3,801,000	2,285,000
Total Liabilities and Stockholders’ Equity	$6,060,000	$5,864,000

Note: Numbers may not sum due to rounding.